Deutsche Bank Luxembourg S.A.

  Direction                                          Bona postele:  888
                                                     L-2015 Luxembourg
                                                     Telephone: (003521) 42122-1
Incentive AB
P.O. Box 7373                                        26 August 1994

S-10391 Stockholm

Attn: Mr. Sverker Lundkvist
      Senior Vice President-Group Treasurer

DM 200,000,000 Revolving Credit Facility

Dear Sirs,

Referring to your recent discussions with representatives of Deutsche Bank AG, Frankfurt am Main, we are pleased to offer to you a Revolving Credit Facility in the amount of DM 200,000,000 upon the terms and conditions as specified below.

Instrument:             Revolving Credit Facility.

Borrower:               Incentive AB, or Incentive Treasury AB under the
                        guarantee of Incentive AB.

Facility Amount:        DM 200,000,000
                        (in words: Deutsche Marks two hundred million).

Lender:                 Deutsche Bank Luxembourg S.A.

Availability:           The Facility may be used upon three business days' prior
                        written notice, which shall be irrevocable, to the Lender in minimum amounts of DM 30 million and, if more, in integral multiples of DM 10 million or the remainder of the Facility Amount during the lifetime of the Facility.

Final Maturity Date:    April 28, 1995.

Repayment:              Each advance will be repaid at the end of its relevant
                        interest period, but at the latest on the Final Maturity
                        Date. Amounts repaid may be reborrowed.

Rate of Interest:       0.1875% per annum above the London Interbank Offered
                        Rate as determined by the Lender for, at the option of the Borrower, one, two or three months' DM deposits ("DM
                        LIBOR").

                        Interest is calculated on the basis of the actual number of days elapsed and a year of 360 days and is payable at the end of each interest period.

Commitment Fee:         0.08% per annum on the undrawn part of the Facility.

                        The Commitment Fee will be calculated on the basis of the actual number of days elapsed and a year of 360 days and is payable quarterly in arrears and on the Final Maturity Date.

Payments:               All payments to be made under this Facility by the
                        Borrower and shall be made to the account no. 9380890 of the Lender with Deutsche Bank AG, Frankfurt am Main.

Taxes and other
Deductions:             All payments to be made under this Agreement by the
                        Borrower shall be made without set-off or counterclaim and free of all taxes, withholdings, charges and deductions. Any such taxes or other deductions shall be payable for the account of the Lender by the Borrower
                        (which shall furnish to the Lender certificates evidencing the payment of such taxes or deductions) in such a way that the Borrower shall pay such additional amounts as will result in the immediate receipt by the Lender of a net amount that is equal to the full amount which would have been receivable hereunder had no such deduction been required.

Conditions Precedent:   The first drawing of the Facility hereunder shall be
                        conditional upon delivery to the Lender ten days prior to the first drawing of, (i) a short form Swedish legal opinion for Advokatfirman Vinge KB (details to be discussed) and (ii) in case of Incentive Treasury AB being the Borrower (a) a Guarantee of Incentive AB which is in form and substance satisfactory to the Lender, (b) a Swedish legal opinion from Advokatfirman Vinge KB satisfactory to the Lender.

Expenses:               The Borrower shall reimburse the Lender for all costs
                        and expenses (including legal fees and value added or similar tax) incurred in connection with the negotiation, execution, preservation and/or enforcement of its rights under the Facility.

Governing Law
and Jurisdiction:       Laws of the Federal Republic of Germany. Non-exclusive
                        place of jurisdiction: Frankfurt am Main.

If you agree with the foregoing please sign and return to us the fax version as well as the hard copy of this Agreement, which you will receive by mail. Please note that this Agreement shall only be binding on us upon receipt of the signed fax version of this Agreement by at the latest September 12, 1994.


                                    Yours faithfully,
                                    Deutsche Bank Luxembourg S.A.


                                    /s/ E. Storck           /s/ R.J. Muller
                                    (E. Storck)             (R.J. Muller)
Agreed:

Date: 1/9/94

Incentive AB
and, if applicable, for and on behalf of Incentive Treasury AB

                               AMENDMENT AGREEMENT

                                   relating to

                                 DM 200,000,000
                       REVOLVING CREDIT FACILITY AGREEMENT

                                     between

                                  INCENTIVE AB

                                as first borrower

                               AB CRAHFTERE INVEST
                 (Swedish Company Registration No. 556000-4557,
                      to be renamed Incentive Treasury AB)
                             as new second borrower

               INCENTIVE TREASURY AB (Swedish Company Registration
         No. 556079-9859, to be renamed incentive Financial Services AB)
                             as old second borrower

                                       and

                          DEUTSCHE BANK LUXEMBOURG S.A.
                                    as lender

THIS AMENDMENT AGREEMENT is made as of the 2nd day of December 1994
BETWEEN

(1)   Incentive AB (the "First Borrower");

(2) AB Crahftere Invest (Swedish Company Registration No. 556000-4557, to be renamed Incentive Treasury AB) (the "New Second Borrower");

(3) Incentive Treasury AB (Swedish Company Registration No. 556079-9859, to be renamed Incentive Financial Services AB) (the "Old Second Borrower"); and

(4)   Deutsche Bank Luxembourg S.A. (the "Lender").

WHEREAS

(A) By a revolving credit facility agreement (the "Facility Agreement") dated 1 September 1994 and made between the First Borrower, the Old Second Borrower and the Lender, the Lender has agreed to make available to the First Borrower or, as the case may be, the Old Second Borrower under the guarantee of the First Borrower (in such capacity hereinafter referred to as the "Guarantor") a revolving credit facility up to a maximum amount of DM 200,000,000 on the terms and subject to the conditions therein set out.

(B) The First Borrower and the Old Second Borrower have requested that the Old Second Borrower be replaced with the New Second Borrower as a borrower under the Facility Agreement, and the Lender has agreed to such request.

(C) The First Borrower, the New Second Borrower, the Old Second Borrower and the Lender have agreed that the terms and conditions of the Facility Agreement shall be amended as set out herein.

NOW IT IS HEREBY AGREED as follows:

1. INTERPRETATION

1.1 In this Amendment Agreement "Effective Date" means the date upon which the conditions precedent set out in Clause 3 are fulfilled.

1.2 All other terms and conditions used herein shall, unless the context otherwise expressly requires, bear the meaning ascribed to them in the Facility Agreement.

1.3 Subject to the amendments referred to herein, all the provisions of the Facility Agreement shall remain in full force and effect in accordance with their terms and all references in the Facility Agreement, herein and in any other document or agreement to "Agreement", "Facility", "Revolving Credit Facility" or to any similar derivative term shall, unless the context otherwise requires, be taken as a reference to the Facility Agreement as amended in accordance herewith.

1.4   Clause headings are for ease of reference only.

2. AMENDMENTS AND EFFECTIVENESS

With effect from and as of the Effective Date the Facility Agreement shall be, and shall hereby be deemed to be, amended by replacing throughout the Facility Agreement "Incentive Treasury AB" with "AB Crahftere Invest (to be renamed Incentive Treasury AB)" and by construing references throughout the Facility Agreement to the "Borrower" insofar as the Old Second Borrower has used or shall use the Facility as if the same referred to the New Second Borrower and from and as of the Effective Date the Facility Agreement shall thenceforth be read and construed as if the New Second Borrower were a party thereto having all the rights and obligations of the Old Second Borrower.

3. CONDITIONS PRECEDENT

The agreement of the Lender to the amendments to the Facility Agreement contemplated by this Amendment Agreement shall be subject to the condition that the Lender shall have received the following documents and evidence in all respects satisfactory to it:-

(i) a certified copy of the Change of Name Certificate (or equivalent document) filed at the Swedish Company Register in respect of the Old Second Borrower;

(ii) a certified copy of the Change of Name Certificate (or equivalent document) filed at the Swedish Company Register in respect of the New Second Borrower;

(iii) a confirmation from the Guarantor in the form of the Annex hereto; and

(iv) an opinion of the New Second Borrower's and Guarantor's Swedish Counsel satisfactory to the Lender.

4. LAW AND JURISDICTION

4.1 This Amendment Agreement shall be governed by, and shall be construed in accordance with, German law.

4.2   Non-exclusive place of jurisdiction shall be Frankfurt am Main.

The First Borrower

Incentive AB


By: /s/ [ILLEGIBLE]                /s/ [ILLEGIBLE]

Address:    P.O. Box 7373
            S-103 91 Stockholm
            Sweden


The New Second Borrower

AB Crahftere Invest
(Swedish Company Registration No. 556000-4557, to be renamed Incentive Treasury
AB)


By: /s/ [ILLEGIBLE]                /s/ [ILLEGIBLE]

Address:    Hamngatan 2
            P.O. Box 7594
            S-103 93 Stockholm
            Sweden


The Old Second Borrower

Incentive Treasury AB
(Swedish Company Registration No. 556079-9859, to be renamed Incentive Financial Services AB)


By: /s/ [ILLEGIBLE]                /s/ [ILLEGIBLE]

Address:    Hamngatan 2
            P.O. Box 7594
            S-103 93 Stockholm
            Sweden

The Lender

Deutsch Bank Luxembourg S.A.


By: /s/ [ILLEGIBLE]                /s/ [ILLEGIBLE]

Address     2, boulevard Konrad Adenauer
            L-1115 Luxembourg
            Grand Duchy of Luxembourg

                                      ANNEX

From: Incentive AB

To:   Deutsche Bank Luxembourg S.A.

                                  CONFIRMATION

Reference is made to our guarantee dated 27 September 1994 (the "Guarantee") in connection with an agreement dated 1 September 1994 (the "Facility Agreement") under which you have agreed to make available to ourselves or, under our guarantee, to Incentive Treasury AB as borrower a revolving credit facility up to a maximum amount of DM 200,000,000.

We are aware that by an amendment agreement dated as of 2nd December 1994 (the "Amendment Agreement") Incentive Treasury AB (Swedish Company Registration No. 556079-9859, to be renamed Incentive Financial Services AB) (the "Old Second Borrower") has been replaced by AB Crahftere Invest (Swedish Company Registration No. 556000-4557, to be renamed Incentive Treasury AB) (the "New Second Borrower").

Terms defined in the Facility Agreement or, as the case may be, the Amendment Agreement shall have the same meaning herein.

We hereby confirm that our obligations as guarantor under the Guarantee shall not be affected in any way whatsoever by the entering into of the Amendment Agreement nor the consummation of the transactions contemplated therein and that following the Effective Date of the Amendment Agreement we continue to guarantee the obligations of the New Second Borrower as borrower under the Facility Agreement in accordance with the terms and conditions of the Guarantee.

Deutsche Bank Luxembourg S.A.           [LOGO]

Incentive Treasury AB                   Siege social:
P.O. Box 7373                           2, Boulevard Konrad Adensuer, Luxembourg

S-10391 Stockholm                       Adresse postale.
                                        Bona postale 688 L-2016 Luxembourg
Attn: Mr. Sverker Lundkvist             Telephone:  (00352) 4 21 22-1
      Mr. Kenth Sund                    Telefax:  (00352) 4 21 22-449
                                        Telex:  60109 deutb lu
                                        S.W.I.F.T. DEUTLULL

  Nos            Vos references et
references        votre letre du                                 Date

j:\Guntzer\Schweden\Ince_112                                          10.04.1995

Incentive AB/Incentive Treasury AB
DM 200,000,000 Revolving Credit Facility Agreement dated September 1, 1994 as amended by the Amendment Agreement dated December 2, 1994 (the "Agreement")

Dear Sirs,

Referring to our letter dated March 31, 1995 and your subsequent discussions with representatives of Deutsche Bank AG, Frankfurt am Main, we are pleased to offer to you those changes to the Agreement as set out below. Capitalized terms used in this letter shall, where the context so permits, have the meanings given to them in the Agreement.

1. The lifetime of the Agreement shall be extended for further six months and the Final Maturity Date of April 28, 1995 consequently be substituted to read as follows:

      Final Maturity Date: October 31, 1995

2. As of April 28, 1995 the margin shall be reduced from 0.1875% per annum and the first paragraph of Rate of Interest consequently be substituted to read as follows:

      Rate of Interest: 0.125 % per annum above the London Interbank Offered
                        Rate as determined by the Lender for, at the option of the Borrower, one, two or three months' DM deposits ("DM LIBOR").

3. As of April 28, 1995 the Commitment Fee shall be reduced from 0.08 % per annum and the first paragraph of Commitment Fee consequently be substituted to read as follows:

      Commitment Fee: 0.0625 % per annum on the undrawn part of the Facility.

                                                                          [LOGO]

Except as specifically amended by this letter, all other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect. The Agreement and this letter shall be read and construed as one document.

Please confirm your agreement and acceptance to the above by countersigning this letter where indicated below and returning it to us thereafter.

Looking forward to a further good cooperation we remain


                                    yours faithfully,
                                    Deutsche Bank Luxembourg S.A.


                                    /s/ M. Gaab        /s/ T. Weber
                                    (M. Gaab)          (T. Weber)


Agreed and accepted

Date: 24/4/95

Incentive AB                              Incentive Treasury AB
as First Borrower                         as New Second Borrower


By: /s/ Mikael Lilius         /s/ Sverker Lundkvist

Mikael Lilius                 Sverker Lundkvist


By: /s/ Sverker Lundkvist     /s/ Lars Fahlen

Sverker Lundkvist             Lars Fahlen

Incentive AB

Consented and confirmed that the Guarantee by Incentive AB dated September 27, 1994 continues in full force and effect with regard to this amendment letter.


By:   /s/ Mikael Lilius       /s/ Sverker Lundkvist

      Mikael Lilius           Sverker Lundkvist

Deutsche Bank Luxembourg S.A.           [LOGO]

Incentive Treasury AB                   Siege social:
P.O. Box 7373                           2, Boulevard Konrad Adensuer, Luxembourg

S-10391 Stockholm                       Adresse postale.
                                        Bona postale 688 L-2016 Luxembourg
Attn: Mr. Sverker Lundkvist             Telephone:  (00352) 4 21 22-1
      Mr. Kenth Sund                    Telefax:  (00352) 4 21 22-449
                                        Telex:  60109 deutb lu
                                        S.W.I.F.T. DEUTLULL

  Nos            Vos references et
references        votre letre du        Date

j:\Guntzer\Schweden\Ince_112            October 18, 1995

Incentive AB/Incentive Treasury AB
DM 200,000,000 Revolving Credit Facility Agreement dated September 1, 1994 as amended by the Amendment Agreement dated December 2, 1994 and the Amendment Letter dated April 10/24, 1995 (the "Agreement")

Dear Sirs,

Referring to your discussions with representatives of Deutsche Bank AG, Frankfurt am Main, we are pleased to offer to you those changes to the Agreement as set out below. Capitalized terms used in this letter shall, where the context so permits, have the meanings given to them in the Agreement.

1. The lifetime of the Agreement shall be extended for further 364 days and the Final Maturity Date of October 31, 1995 consequently be substituted to read as follows:

      Final Maturity Date: October 29, 1996

2. As of October 31, 1995 the margin shall be reduced form 0.125% per annum and the first paragraph of Rate of Interest consequently be substituted to read as follows:

      Rate of Interest: 0.10% per anum above the London Interbank Offered Rate as determined by the Lender for, at the option of the Borrower, one, two or three months' DM deposits ("DM LIBOR").

3. As of October 31, 1995 the Commitment Fee shall be reduced from 0.0625% per annum and the first paragraph of Commitment Fee consequently be substituted to read as follows:

      Commitment Fee: 0.04% per annum on the undrawn part of the Facility.

Except as specifically amended by this letter, all other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect. The Agreement and this letter shall be read and construed as one document.

Please confirm your agreement and acceptance to the above by countersigning these letters where indicated below and returning one original to us thereafter.

Looking forward to a further good cooperation we remain

yours faithfully,
Deutsche Bank Luxembourg S.A.


/s/ M. Gaab       /s/ R.J. Muller

(M. Gaab)         (R.J. Muller)


Agreed and accepted

Date: 26 October, 1995

Incentive AB                              Incentive Treasury AB
as First Borrower                         as New Second Borrower


By: /s/ Mikael Lilius         /s/ Sverker Lundkvist

Mikael Lilius                 Sverker Lundkvist


By: /s/ Sverker Lundkvist     /s/ Soren Mellstig

Sverker Lundkvist             Soren Mellstig

Incentive AB

Consented and confirmed that the Guarantee by Incentive AB dated September 27, 1994 continues in full force and effect with regard to this amendment letter.


By:   /s/ Mikael Lilius       /s/ Sverker Lundkvist

      Mikael Lilius           Sverker Lundkvist

                                                Deutsche Morgan Grenfell  [LOGO]

Structured Finance                              Deutsche Bank AG
                                                Taunusanlage 12
                                                60262 Franfurt am Main

                                                Telephone   (49) 69-910-33259
Incentive AB                                    Telefax     (49) 69-910-38793
Attn.: Sverker Lundkvist, Senior Vice
       President & Group Treasurer              Michael Jakob
       Kenth Sund
       Chief Dealer                             October 28th, 1996
P.O. Box 7373
S-103 91 Stockholm

Sweden

      DM 200,000,000 Revolving Credit Facility Agreement, dd. Sept. 1, 1994

Dear Sverker, Dear Kenth

Further to our recent conversations in regards to the DM 200,000,000 Revolving Credit Facility, it is our pleasure to refer the enclosed Amendment Agreement to you. As discussed with you, the Commitment Fee has been adjusted to 3 bp.

In order to formalise the matter, we would appreciate if you could sign the Agreement and send it back to Deutsche Bank Luxembourg S.A. as specified in the agreement.

We are looking forward to continuing our good cooperation and remain,


yours sincerely


/s/ Achim P. Kluber           /s/ Michael Jakob

(Achim P. Kluber)             (Michael Jakob)

(Enclosure)

Deutsche Bank Luxembourg S.A.           [LOGO]

Incentive Treasury AB                   Siege social:
P.O. Box 7373                           2, Boulevard Konrad Adensuer, Luxembourg

S-10391 Stockholm                       Adresse postale.
                                        Bona postale 688 L-2016 Luxembourg
Attn: Mr. Sverker Lundkvist             Telephone:  (00352) 4 21 22-1
      Mr. Kenth Sund                    Telefax:  (00352) 4 21 22-449
                                        Telex:  60109 deutb lu
                                        S.W.I.F.T. DEUTLULL

  Nos            Vos references et
references        votre letre du        Date

j:\Guntzer\Schweden\Ince_112             October 22, 1996

Incentive AB/Incentive Treasury AB
DM 200,000,000 Revolving Credit Facility Agreement dated September 1, 1994 as amended by the Amendment Agreement dated December 2, 1994, the Amendment Letter dated April 10/24, 1995 and October 18/26, 1995 (the "Agreement")

Dear Sirs,

Referring to your discussions with representatives of Deutsche Bank AG, Frankfurt am Main, we are pleased to offer to you those changes to the Agreement as set out below. Capitalized terms used in this letter shall, where the context so permits, have the meanings given to them in the Agreement.

1. The credit facility is hereby granted to the Borrower with effect from October 29, 1996, for 364 days until October 28, 1997. Consequently the term "Final Maturity Date" shall be substituted as follows:

      Final Maturity Date: October 28, 1997

2. As of October 29, 1996 the Commitment Fee shall be reduced from 0.04% per annum and the first paragraph of Commitment Fee consequently be substituted to read as follows:

      Commitment Fee: 0.03% per annum on the undrawn part of the Facility.

Except a specifically amended by this letter, all other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect. The Agreement and this letter shall be read and construed as one document.

                                                                          [LOGO]

Please confirm your agreement and acceptance to the above by countersigning these letters where indicated below and returning one original to us thereafter.

Looking forward to a further good cooperation we remain


yours faithfully,
Deutsche Bank Luxembourg S.A.


/s/ M. Gaab       /s/ R.J. Muller

(M. Gaab)         (R.J. Muller)


Agreed and accepted

Date: 5/11/1996

Incentive AB                              Incentive Treasury AB
as First Borrower                         as New Second Borrower


By: /s/ Soren Mellstig        /s/ Sverker Lundkvist

Soren Mellstig                Sverker Lundkvist


By: /s/ Sverker Lundkvist     /s/ Lars Granlof

Sverker Lundkvist             Lars Granlof


Incentive AB

Consented and confirmed that the Guarantee by Incentive AB dated September 27, 1994 continues in full force and effect with regard to this amendment letter.


By:


       /s/ Soren Mellstig         /s/ Sverker Lundkvist

       Soren Mellstig             Sverker Lundkvist